EXHIBIT 10.1

EGALET CORPORATION

AMENDED AND RESTATED

2019 STOCK-BASED
INCENTIVE COMPENSATION PLAN

(Amended and Restated effective March 26, 2019)

1.                                      Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Company Affiliates in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees, Consultants and Non-Employee Directors.

2.                                      Definitions

As used herein, the following definitions shall apply:

2.1.                            “Affiliate” means as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such first Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

2.2.                            “Associated Funds” means, with respect to any Person, any funds managed by such Person or under common management with such Person.

2.3.                            “Award” means a grant of Common Stock, Deferred Stock, Restricted Stock, Restricted Stock Units, Options or SARs under the Plan.

2.4.                            “Award Agreement” means the written agreement, instrument or document evidencing an Award, including any such item in an electronic medium.

2.5.                            “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the date of the Chapter 11 Plan but, with respect to amendments to the Bankruptcy Code subsequent to commencement of the Chapter 11 Cases, only to the extent that such amendments were made expressly applicable to bankruptcy cases which were filed as of the enactment of such amendments.

2.6.                            “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

2.7.                            “Board” means the Board of Directors of the Company.

2.8.                            “Change in Control” means, after the Effective Date, any of the following events:

(a)                                 a “person” (as such term in used in Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13D-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (provided that, notwithstanding the foregoing, any such acquisition of 50% or more of the combined voting power of the Company’s then outstanding securities by a Permitted Holder shall not constitute a Change in Control); or

(b)                                 during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.5(a), Section 2.5(c) or Section 2.5(d) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

(c)                                  the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)                                 the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s and its Subsidiaries’ assets determined on a consolidated basis (other than a sale or other disposition to the holders of a majority of the voting power of the Company’s voting securities immediately prior to such sale or other disposition (or to an entity in which such holders own a majority of the voting power, directly or indirectly)).

(e)                                  Notwithstanding anything in the Chapter 11 Plan or an Award Agreement to the contrary, (x) if an Award is subject to Section 409A of the Code, no event that, but for this Section, would be a Change in Control as defined in the Chapter 11 Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code and (y) neither of the following events shall constitute a Change in Control:  (i) a transfer of any note or security, including Common Stock, by a Person that received such note or security under the Chapter 11 Plan or the Purchase Agreement to either an Affiliate of such Person or to another Person that received notes or securities under the Chapter 11 Plan or the Purchase Agreement or (ii) any acquisition by any such Person described in clause (y)(i) or its Affiliates of any note or security, whether in connection with a new issuance by the Company, on the open market, or otherwise.

2.9.                            “Chapter 11 Cases” means the joint chapter 11 case of the Company and its Subsidiaries, under Case No. 18-12439 (BLS) in the Bankruptcy Court.

2.10.                     “Chapter 11 Plan” means the First Amended Joint Chapter 11 Plan of Reorganization of the Issuer and its affiliated debtors, dated December 3, 2018, as amended, for the resolution of outstanding claims and interests in the Chapter 11 Cases, as may be modified in accordance with the Bankruptcy Code, including all exhibits, supplements, appendices and schedules.

2.11.                     “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.  A reference to any provision of the Code or the Treasury regulations promulgated thereunder shall include reference to any successor provision of the Code or the Treasury regulations.

2.12.                     “Committee” means the committee designated by the Board to administer the Plan under Section 4.  The Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director and, upon the listing of the Common Stock on the NASDAQ Stock Market (or other securities exchange), each member of the Committee shall be an “independent director” within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market Rules (or any equivalent rule of such other exchange).

2.13.                     “Common Stock” means the common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 12.

2.14.                     “Company” means Egalet Corporation, a Delaware corporation, or any successor corporation.

2.15.                     “Company Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.16.                     “Consultant” means an individual who renders services to the Company, a Subsidiary or a Company Affiliate as a consultant, advisor or independent contractor.

2.17.                     “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 7 will be deferred.

2.18.                     “Deferred Stock” means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 7.

2.19.                     “Effective Date” has the meaning set forth in Section 25.

2.20.                     “Employee” means an individual, including an officer or director, who is employed by the Company, a Subsidiary or a Company Affiliate.

2.21.                     “Fair Market Value” means the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law.  If the Common Stock is listed on a national securities exchange following the Effective Date, then the Fair Market Value of Common Stock shall mean, unless otherwise determined by the Committee, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded after the Effective Date.

2.22.                     “Incentive Stock Option” means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the applicable Award Agreement.

2.23.                     “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.  A reference to any provision of the 1934 Act or rule promulgated under the 1934 Act shall include reference to any successor provision or rule.

2.24.                     “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.25.                     “Non-Qualified Stock Option” means an Option or a portion thereof not intended to be an Incentive Stock Option and not designated as an Incentive Stock Option in the applicable Award Agreement.  Any Option (or portion thereof) which is intended to be an Incentive Stock Option but which does not qualify as such shall be a Non-Qualified Stock Option.

2.26.                     “Option” means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 6 of the Plan.

2.27.                     “Participant” means any Employee, Consultant or Non-Employee Director who receives an Award.

2.28.                     “Performance Goal” means a goal that must be met by the end of a period specified by the Committee, including, without limitation, any one or more of the following as they relate to the Company, its Subsidiaries or Company Affiliates (or any business unit or department thereof): (i) stock price, (ii) market share, (iii) sales, (iv) earnings per share, (v) diluted earnings per share, (vi) diluted net income per share, (vii) return on shareholder equity, (viii) costs, (ix) cash flow, (x) return on total assets, (xi) return on capital or invested capital, (xii) return on net assets, (xiii) operating income, (xiv) net income, (xv) earnings (or net income) before interest, taxes, depreciation and amortization, (xvi) improvements in capital structure, (xvii) gross, operating or other margins, (xviii) budget and expense management, (xix) productivity ratios, (xx) working capital targets, (xxi) enterprise value, (xxii) safety record, (xxiii) completion of acquisitions or business expansion of the Company, its Subsidiaries or Company Affiliates (or any business unit or department thereof) (xxiv) economic value added or other value added measurements, (xxv) expenses targets, (xxvi) operating efficiency, (xxvii) regulatory body approvals for commercialization of products,  (xxviii) implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials) or (xxix) partnering or similar transactions, in all cases, whether measured absolutely or relative to an index or peer group.  The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

2.29.                     “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

2.30.                     “Permitted Holders” means, at any time, each of (i) Iroko Pharmaceuticals Inc., a business company incorporated in the British Virgin Islands (registered number 1732699) and its Affiliates, (ii) CR Group L.P. and its Affiliates and Associated Funds, including, without limitation, CRG Servicing LLC, CRG Partners III L.P., CRG Partners III — Parallel Fund “A” L.P., CRG Partners III (Cayman) L.P.,  CRG Partners III (Cayman) LEV AIV I L.P., CRG Partners III (Cayman) UNLEV AIV I, L.P. and CRG Partners III — Parallel Fund “B” (Cayman) L.P., (iii) CI Investments Inc. and its Affiliates and Associated Funds, (iv) Highbridge Capital Management, LLC, and its Affiliates and Associated Funds, (v) Honeywell Capital Management LLC, and its Affiliates and Associated Funds and (vi) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) through (v) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) through (v) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates and funds (or portions of funds) managed by any of the foregoing or under common management with any of the foregoing, constitute an additional Permitted Holder.

2.31.                     “Plan” means the Egalet Corporation Amended and Restated 2019 Stock-Based Incentive Compensation Plan herein set forth, as amended and/or restated from time to time.

2.32.                     “Purchase Agreement” means  that certain asset purchase agreement, dated as of October 30, 2018, by and among Egalet Corporation (and one or more of its direct or indirect subsidiaries) and Iroko Pharmaceuticals Inc. (and one or more of its direct or indirect subsidiaries) (including, without limitation, all exhibits, supplements, appendices, and schedules thereto), as may be amended, modified, or supplemented from time to time in accordance with the terms thereof, which agreement was approved by the Bankruptcy Court in the Chapter 11 Cases.

2.33.                     “Restricted Stock” means Common Stock awarded by the Committee under Section 8 of the Plan.

2.34.                     “Restricted Stock Unit” means the right to a payment in Common Stock or in cash, or in a combination thereof, awarded by the Committee under Section 9 of the Plan.

2.35.                     “Restriction Period” means the period during which Restricted Stock awarded under Section 8 of the Plan and Restricted Stock Units awarded under Section 9 of the Plan are subject to forfeiture.

2.36.                     “SAR” means a stock appreciation right awarded by the Committee under Section 11 of the Plan.

2.37.                     “Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.38.                     “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

2.39.                     “Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

2.40.                     “Underwater Option” means an Option for which the Fair Market Value of the underlying Common Stock is less than the exercise price of that Option.

2.41.                     “Underwater SAR” means a SAR for which the Fair Market Value of the Common Stock relating to such SAR is less than the grant price of that SAR.

3.                                      Eligibility

Any Employee, Consultant or Non-Employee Director is eligible to receive an Award.

4.                                      Administration and Implementation of Plan; No Repricings

4.1.                            The Plan shall be administered by the Committee.  Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries and Company Affiliates, their Employees, Consultants and directors, Participants, persons claiming rights from or through Participants and stockholders of the Company.  No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee with respect to the Plan or any Awards granted hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.2.                            Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees, Consultants and Non-Employee Directors who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3.                            The Committee’s powers shall also include responsibility to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards.  Upon a Change in Control, the Committee may, at its discretion, (i) fully vest any or all Awards made under the Plan, (ii) determine whether all applicable Performance Goals have been achieved and the applicable level of performance, (iii) cancel any outstanding Option or SAR in exchange for a payment of an amount (including zero) equal to the difference between the then Fair Market Value of the shares of Common Stock underlying the portion of such Award being cancelled less the aggregate option or base price of the portion of such Award being cancelled (if the per share option or base price of such award equals or exceeds the Fair Market Value of one share of Common Stock, such Award may be cancelled with no payment due to the holder thereof), (iv) after having given the Participant a reasonable chance to exercise any vested outstanding Options or SARs, terminate any or all of the Participant’s unexercised Options or SARs, (v) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards or (vi) take such other action as the Committee shall determine to be appropriate.

4.4.                            The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of employment or service with the Company or any Subsidiary or Company Affiliate; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed, including, without limitation, any minimum vesting period.  All Awards shall be evidenced by an Award Agreement.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

4.5.                            To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to make awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the 1934 Act or (ii) officers or other Employees who are delegated authority by the Committee pursuant to this Section.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  The Committee may at any time rescind the authority delegated to any person pursuant to this Section.  Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section shall have the same force and effect as if undertaken directly by the Committee.

4.6.                            Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Underwater Option or Underwater SAR may be repriced, replaced or regranted through cancellation, nor may any Underwater Option or Underwater SAR be repurchased for cash, in any case, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 4.3 and 12.

5.                                      Shares of Stock Subject to the Plan

5.1.                            Subject to adjustment as provided in Section 12, the total number of shares of Common Stock available for Awards under the Plan shall be the sum of (x) 1,433,333, which may be issued only to executives of the Company, a Subsidiary or any Company Affiliate, as determined by the Committee (the “Executive Equity Pool”), plus (y) 716,667, which may be issued only to eligible Persons who are not executives of the Company, any Subsidiary or any Company Affiliate, as determined by the Committee (the “Non-Executive Equity Pool,” and together with the Executive Equity Pool, the “Equity Pool”).

5.2.                            Subject to adjustment as provided in Section 12, the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 2,150,000 (the “ISO Limit”).

5.3.                            If any shares subject to an Award are forfeited or such Award otherwise terminates, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that (i) if the forfeiture or termination relates to an Award that was granted under the Executive Equity Pool, then the shares covered by such Award that are again available for issuance under the Plan shall be added back only to the Executive Equity Pool, (ii) if the forfeiture or termination relates to an Award that was granted under the Non-Executive Equity Pool, then the shares covered by such Award that are again available for issuance under the Plan shall be added back only to the Non-Executive Equity Pool and (iii) the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.  SARs and Restricted Stock Units, in each case, to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan based on the number of shares to which such Awards relate, regardless of the number of shares of Common Stock issued upon settlement of the SAR or Restricted Stock Unit.  If any shares subject to an Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award, such shares shall not be made available for future Awards under the Plan.

5.4.                            Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

6.                                      Common Stock

An Award of Common Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are not subject to forfeiture except as set forth in Section 20.  Upon the Award of Common Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant, designating the Participant as the registered owner.  The Participant shall have all of the customary rights of a stockholder with respect to the Award of Common Stock, including the right to vote shares of the Common Stock and receive dividends with respect to the Common Stock.

7.                                      Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods.  Such an Award shall be subject to the following terms and conditions:

7.1.                            Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in the Award Agreement.  Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s account.

7.2.                            During the Deferral Period, no dividend shall be paid with respect to shares covered by a Deferred Stock Award and the Participant shall have no future right to any dividend paid during the Deferral Period.

7.3.                            The Deferral Period may consist of one or more installments.  Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof, the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.

8.                                      Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events.  Such an Award shall be subject to the following terms and conditions:

8.1.                            Upon the Award of Restricted Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner.  The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period.  In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

8.2.                            During the Restriction Period, the Participant shall have the right to vote shares of Restricted Stock.  During the Restriction Period, no dividend shall be paid with respect to the number of shares covered by a Restricted Stock Award and the Participant shall have no future right to any dividend paid during the Restriction Period.

8.3.                            Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend, if any, imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

9.                                      Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of the right to receive a payment in Common Stock or in cash, or in a combination thereof, that is equal to the Fair Market Value of a share of Common Stock as of the date of vesting or payment, as set forth in the applicable Award Agreement, which right is subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

9.1.                            Any amount payable upon the end of the Restriction Period with respect to a Restricted Stock Unit shall be paid by the Company in shares of Common Stock, in cash or in a combination of shares of Common Stock and cash, as determined by the Committee in its sole discretion and as set forth in the Award Agreement.

9.2.                            Provided that the Restricted Stock Units have not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of Restricted Stock Units specified thereunder, and shares of Common Stock or cash with a value equal to the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Units shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).

10.                               Options

Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price.  Options may be either Incentive Stock Options or Non-Qualified Stock Options.  The grant of Options shall be subject to the following terms and conditions:

10.1.                     Option Price:  The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent Shareholder), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or Company Affiliate or with which the Company or any Subsidiary or Company Affiliate combines.

10.2.                     Term of Options:  The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

10.3.                     Incentive Stock Options:  Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded.  Incentive Stock Options may not be granted to Employees of Company Affiliates or to Consultants or Non-Employee Directors.

10.4.                     Payment of Option Price:  The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash, (ii) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise.  Notwithstanding the foregoing, a Participant who is subject to Section 16 of the 1934 Act may direct the Company to withhold Shares otherwise to be delivered upon the exercise of an Option in order to pay the exercise price due on such exercise.  An Option may be exercised only for a whole number of shares of Common Stock.

11.                               Stock Appreciation Rights

SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.  The grant of SARs shall be subject to the following terms and conditions:

11.1.                     The term of a SAR shall in no event be greater than ten years.

11.2.                     The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

11.3.                     The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR.

12.                               Adjustments upon Changes in Capitalization

12.1.                     In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects the Common Stock, the Committee shall adjust (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan (including under each of the Executive Equity Pool and the Non-Executive Equity Pool), (iv) the ISO Limit and (v) the exercise or grant price relating to any Award.  Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event.  It is provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in (i) through (v) above which it deems appropriate in the circumstances, or make provision for a cash payment with respect to any outstanding Award; and it is provided, further, that no adjustment shall be made under this Section that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options.

12.2.                     In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 12.1) affecting the Company, any Subsidiary or Company Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

13.                               Termination and Amendment

13.1.                     The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action results in the repricing, replacement or repurchase of any Option, SAR  or other Award or (ii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, in each case, except as provided in Section 12.1; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto, except as the Committee determines in its sole discretion to be necessary or advisable to comply with Section 409A of the Code or an exemption therefrom or except as otherwise provided in Section 4.3.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award, except as the Committee determines in its sole discretion to be necessary or advisable to comply with Section 409A of the Code or an exemption therefrom or except as otherwise provided in Section 4.3.

13.2.                     The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances.

14.                               No Right to Award, Employment or Service

Neither the Plan nor any Award nor any action taken hereunder shall be construed as giving any Employee, Consultant or Non-Employee Director any right to be retained in the employ or service of the Company, any Subsidiary or Company Affiliate.  For purposes of the Plan, transfer of employment or service between the Company and its Subsidiaries and Company Affiliates shall not be deemed a termination of employment or service, except as may be necessary or advisable to comply with Section 409A of the Code or an exemption therefrom.

15.                               Taxes

The Company, any Subsidiary or Company Affiliate is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Subsidiary or Company Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.  Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may elect to pay all or a portion of any withholding taxes due in connection with an Award by directing the Company to withhold shares of Common Stock that would otherwise be received in connection with such Award.

16.                               Limits on Transferability; Beneficiaries

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Company Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.  The Committee may attach to such transferability feature such terms and conditions as it deems advisable.  In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant.  A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

17.                               No Rights to Awards; No Stockholder Rights

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

18.                               Foreign Nationals.

Without amending the Plan, Awards may be granted to Employees, Consultants and Non-Employee Directors who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose.

19.                               Securities Law Requirements

19.1.                     No Award granted hereunder shall be exercisable or settled if the Company shall at any time determine that (a) the listing upon any securities exchange, or the registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise or settlement, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise or settlement.  In any of the events referred to in clause (a) or clause (b) above, the exercisability and settlement of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability or settlement has been suspended.

19.2.                     The Committee may require, as a condition to the right to exercise, or receive shares of Common Stock in respect of, any Award that the Company receive from the Participant, at the time any such Award is exercised, vests, settled or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder.  The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

20.                               Recoupment

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and (i) set forth in the Participant’s Award Agreement or (ii) required by law, or the rules of any national securities exchange on which the Common Stock is listed.

21.                               Termination

Unless the Plan previously shall have been terminated by action of the Board, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.  Notwithstanding the termination of the Plan, the terms of the Plan shall remain in effect with respect to any Awards outstanding at the time of such termination.

22.                               Fractional Shares

The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan.  The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

23.                               Governing Law

To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

24.                               Code Section 409A.

The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith.  In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Code Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following the month in which such Participant’s separation from service occurs or (ii) the tenth business day following such Participant’s death (but not earlier than if such delay had not applied). A Participant’s right to receive any installment payments under an Award Agreement, including without limitation as the result of any deferral of an Award in accordance with Code Section 409A, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Code Section 409A.  Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, neither the Company, any member of the Committee (in their capacity as such), any Subsidiary nor any Company Affiliate shall have any liability or obligation to any Participant or any other Person for taxes, interest, penalties or fines (including without limitation any of the foregoing resulting from the failure of any Award granted hereunder to comply with, or be exempt from, Code Section 409A).  Any Award that is to be settled or paid upon a termination of employment or service and that constitutes “non-qualified deferred compensation” under Code Section 409A shall not be paid or settled unless such termination of employment or service constitutes a “separation from service” within the meaning of Code Section 409A.

25.                               Effective Date

The Plan shall be effective as of the date it is approved by the Board (the “Effective Date”).

[End of Plan.]